OAKWOOD MORTGAGE INVESTORS, INC. 2000-C             REPORT DATE:     10/05/2001
OAKWOOD ACCEPTANCE CORP. -  SERVICER                POOL REPORT #  13
REMITTANCE REPORT                                   Page 1 of 6
REPORTING MONTH:                      Sep-01

                                             Scheduled Principal Balance of Contracts
-------------------------------------------------------------------------------------------------------------

        Beginning                                                                                Ending          Scheduled
        Principal          Scheduled        Prepaid          Liquidated       Pre-Funding       Principal          Gross
         Balance           Principal       Principal         Principal                          Balance          Interest
------------------------------------------------------------------------------------------------------------------------------
        231,002,991.58     (463,225.79)    (1,281,149.42)    (692,207.21)      0.00             228,566,409.16   2,315,300.19
==============================================================================================================================

                    Scheduled                                            Amount
   Servicing        Pass Thru         Liquidation                    Available for                        Total
      Fee           Interest            Proceeds                      Distribution                    Distribution
--------------------------------------------------------------------------------------------------------------------
      192,502.49    2,122,797.70        402,120.72           0.00       4,461,796.12        0.00       4,461,796.12
====================================================================================================================

                                        Certificate Account
-------------------------------------------------------------------------------------------------------------

        Beginning                   Deposits                                  Investment           Ending
         Balance           Principal        Interest         Distributions     Interest           Balance
-------------------------------------------------------------------------------------------------------------
           213,185.38    2,387,173.24     2,262,153.74       (4,862,512.36)    761.43              761.43
=============================================================================================================

                 P&I Advances at Distribution Date
------------------------------------------------------------------

    Beginning       Recovered         Current         Ending
     Balance        Advances          Advances       Balance
------------------------------------------------------------------
    3,122,637.29   -3,122,637.29      3,667,318.45   3,667,318.45
==================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                REPORT DATE:   10/05/2001
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT #  13
REMITTANCE REPORT                                      Page 2 of 6
REPORTING MONTH:                  September-01


Class B Crossover Test
---------------------------------------------------------------

(a) Remittance date on or after April 2005


(b) Average 60 day Delinquency rate (Less than or equal to)   5.5%






(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

               Apr. 2005 - Sept. 2006    7%
               Oct. 2006 - Sept. 2007    8%
               Oct. 2007 - Mar. 2009     9.5%
               April 2009 and After      10.5%


(e) Current realized loss ratio (Less than or equal to)       3.00%

(f) Does subordinated cert. percentage equal or
     exceed                              56.840%
     of stated scheduled pool balance

               Beginning M balances                              41,323,000.00

               Beginning B balances                              27,993,000.00


 Overcollateralization                                            7,997,938.14
                                                               ----------------
                                                                 77,313,938.14

 Divided by beginning pool
 balance                                                        231,002,991.58
                                                               ----------------
                                                                       33.469%
                                                               ================




 Test Met?   Average 60 day delinquency ratio:
 ----------
     N                           Over 60s      Pool Balance        %
                             ---------------------------------------------

     N       Current Mo        24,052,880.90    228,566,409.16   10.52%
             1st Preceding Mo  21,748,766.83    231,002,991.58    9.41%
             2nd Preceding Mo  19,548,841.29    233,522,651.29    8.37%
                                                    Divided by      3
                                                               -----------
                                                                  9.44%
                                                               ===========



     N
     N
     N
     N


     Y



             Cumulative loss ratio:

                           Cumulative losses      1,603,461.70
                                             -----------------
             Divided by Initial Certificate
                                   Principal    266,597,938.14   0.601%
                                                               ===========





             Current realized loss ratio:

     N                           Liquidation         Pool

                                   Losses           Balance
                                  -----------------------------
             Current Mo           290,086.49    231,002,991.58
             1st Preceding Mo     343,003.55    233,522,651.29
             2nd Preceding Mo     213,344.34    235,978,777.14
                                  -----------------------------
                                  846,434.38    233,501,473.34   1.450%
                                                               ===========

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:     10/05/2001
REMITTANCE REPORT                                    POOL REPORT #    13
REPORTING MONTH:                    Sep-01           Page 3 of 6


                                                                 Delinquency Analysis

                                                      31 to 59 days                 60 to 89 days                90 days and Over
                                             ---------------------------    -----------------------------   ------------------------
                 No. of        Principal                Principal                    Principal                       Principal
                  Loans        Balance        #          Balance        #             Balance      #                  Balance
                --------------------------------------------------------------------------------------------------------------------
 Excluding Repos  6,331     222,063,467.65   287      8,712,123.27     128         4,477,360.48   362              13,072,578.91

           Repos    159       6,502,941.51     0              0.00       3            96,707.46   156               6,406,234.05
                --------------------------------------------------------------------------------------------------------------------

           Total  6,490     228,566,409.16   287      8,712,123.27     131         4,574,067.94   518              19,478,812.96
                ====================================================================================================================

                                                                                  Repossession Analysis
                                                        Active Repos            Reversal         Current Month
                           Total Delinq.                Outstanding           (Redemption)           Repos         Cumulative Repos
                 --------------------------------- ------------------------   ------------       --------------   ------------------
                               Principal                 Principal              Principal           Principal           Principal
                      #         Balance             #     Balance     #          Balance     #       Balance      #      Balance
                 --------------------------------- ---------------------------------------------------------------------------------
 Excluding Repos     777     26,262,062.66         159 6,502,941.51   0           0.00      31    1,275,371.79   298  10,631,691.09

           Repos     159      6,502,941.51
                 ---------------------------------

           Total     936     32,765,004.17
                 =================================

                    14.4%            14.34%
                 =================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C             REPORT DATE:      10/05/2001
OAKWOOD ACCEPTANCE CORP. - SERVICER                 POOL REPORT # 13
REMITTANCE REPORT
REPORTING MONTH:                      Sep-01        Page 4 of 6

REPOSSESSION LIQUIDATION REPORT

                                   Liquidated                                                            Net
  Account      Customer             Principal      Sales       Insur.     Total      Repossession    Liquidation     Unrecov.
  Number         Name                Balance     Proceeds     Refunds    Proceeds       Expenses       Proceeds      Advances
-----------------------------------------------------------------------------------------------------------------------------
  0089821  DARYL B BLACKMON          7,111.72    13,400.00       0.00    13,400.00      7,202.00       6,198.00      4,527.40
  0192500  JERRY COLLINS            11,050.12    16,400.00       0.00    16,400.00      7,292.00       9,108.00      4,291.45
  2200376  AMY MARTIN               31,894.36    33,500.00     822.12    34,322.12      6,800.00      27,522.12      4,877.66
  2277135  CANDICE M FREEMAN        16,603.88    19,000.00     597.74    19,597.74      7,370.00      12,227.74      3,681.05
  2277192  BERRY HODGE              25,266.18    18,900.00   1,452.62    20,352.62      7,367.00      12,985.62      4,931.86
  2285948  ANGELA EUBANKS           25,866.98    23,000.00     653.72    23,653.72      7,490.00      16,163.72      3,534.40
  2286847  RYAN V MARS              24,781.39    27,200.00       0.00    27,200.00      6,800.00      20,400.00      3,523.26
  2303600  MARY ROBINSON            30,489.75    31,500.00     916.69    32,416.69      7,745.00      24,671.69      4,434.90
  2309557  ROBERT L CHRISTENSE      51,451.83    52,150.00     260.13    52,410.13     12,134.50      40,275.63      5,113.26
  2330942  KENNETH BREWER           21,362.66    24,290.00     128.41    24,418.41      7,528.70      16,889.71      3,623.27
  2336006  PAUL THORTON             32,146.44    30,400.00     489.45    30,889.45      6,800.00      24,089.45      4,723.94
  2192136  DEARRELL SAMUEL          42,412.43    41,900.00   1,007.13    42,907.13      8,057.00      34,850.13      6,191.63
  2213056  CW WEBSTER               51,837.00    35,000.00     755.84    35,755.84      4,100.00      31,655.84      6,355.99
  2214161  PHIL D HALLAM            34,018.92    34,900.00       0.00    34,900.00      7,847.00      27,053.00      5,863.43
  2263705  KELLI PEAK               34,292.15    16,000.00       0.00    16,000.00      4,100.00      11,900.00      4,911.61
  2275923  KENNETH W BAILEY         30,335.36    31,900.00       0.00    31,900.00      6,800.00      25,100.00      4,374.20
  2280410  MILDRED P GRIFFIN        50,013.14    48,150.00       0.00    48,150.00     12,014.50      36,135.50      6,399.53
  2284909  CALVIN L SMITH           37,354.24    34,400.00       0.00    34,400.00      7,832.00      26,568.00      6,502.23
  2285542  GEORGE R WILDER          28,809.52    26,400.00   1,517.15    27,917.15      7,592.00      20,325.15      5,736.05
  2287076  SAM A MALLETT            30,117.26    31,900.00     116.48    32,016.48      7,757.00      24,259.48      3,623.37
  2304111  JON H BARBOUR            36,357.29    33,400.00       0.00    33,400.00      6,800.00      26,600.00      5,037.74
  2304293  REGINAL J BRISCON        38,634.59    38,900.00   1,414.17    40,314.17      7,967.00      32,347.17      2,947.00
                                                                              0.00                         0.00
                                                                              0.00                         0.00
                                                                              0.00                         0.00
                                                                              0.00                         0.00
                                 --------------------------------------------------------------------------------------------
                                   692,207.21   662,590.00  10,131.65   672,721.65    165,395.70     507,325.95    105,205.23
                                 ============================================================================================

                                                          Net          Current
  Account      Customer              FHA Insurance     Pass Thru      Period Net         Cumulative
  Number         Name                  Coverage         Proceeds      Gain/(Loss)        Gain/(Loss)
-------------------------------------------------------------------------------------------------------
  0089821  DARYL B BLACKMON              0.00           1,670.60       (5,441.12)
  0192500  JERRY COLLINS                 0.00           4,816.55       (6,233.57)
  2200376  AMY MARTIN                    0.00          22,644.46       (9,249.90)
  2277135  CANDICE M FREEMAN             0.00           8,546.69       (8,057.19)
  2277192  BERRY HODGE                   0.00           8,053.76      (17,212.42)
  2285948  ANGELA EUBANKS                0.00          12,629.32      (13,237.66)
  2286847  RYAN V MARS                   0.00          16,876.74       (7,904.65)
  2303600  MARY ROBINSON                 0.00          20,236.79      (10,252.96)
  2309557  ROBERT L CHRISTENSE           0.00          35,162.37      (16,289.46)
  2330942  KENNETH BREWER                0.00          13,266.44       (8,096.22)
  2336006  PAUL THORTON                  0.00          19,365.51      (12,780.93)
  2192136  DEARRELL SAMUEL               0.00          28,658.50      (13,753.93)
  2213056  CW WEBSTER                    0.00          25,299.85      (26,537.15)
  2214161  PHIL D HALLAM                 0.00          21,189.57      (12,829.35)
  2263705  KELLI PEAK                    0.00           6,988.39      (27,303.76)
  2275923  KENNETH W BAILEY              0.00          20,725.80       (9,609.56)
  2280410  MILDRED P GRIFFIN             0.00          29,735.97      (20,277.17)
  2284909  CALVIN L SMITH                0.00          20,065.77      (17,288.47)
  2285542  GEORGE R WILDER               0.00          14,589.10      (14,220.42)
  2287076  SAM A MALLETT                 0.00          20,636.11       (9,481.15)
  2304111  JON H BARBOUR                 0.00          21,562.26      (14,795.03)
  2304293  REGINAL J BRISCON             0.00          29,400.17       (9,234.42)
                                                            0.00            0.00
                                                            0.00            0.00
                                                            0.00            0.00
                                                            0.00            0.00
                                 ----------------------------------------------------
                                         0.00         402,120.72     (290,086.49)      (1,603,461.70)
                                 ======================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C             REPORT DATE:     10/05/2001
OAKWOOD ACCEPTANCE CORP. -  SERVICER                POOL REPORT # 13
REMITTANCE REPORT
REPORTING MONTH:                       Sep-01                       Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

                   PRINCIPAL

                                                                             Beginning             Beginning
Senior                                           Original Certificate       Certificate       Principal Shortfall
Certificates                                            Balance               Balance             Carry-Over
------------------------------------------------------------------------------------------------------------------
A-1                                                 189,284,000.00        147,784,717.23             0.00










                                                ------------------------------------------------------------------
Total Certificate Principal Bal.                    189,284,000.00        147,784,717.23             0.00
                                                ==================================================================

                                                                              Ending Principal
Senior                              Current Principal         Current         Shortfall Carry-
Certificates                               Due            Principal Paid            Over
--------------------------------------------------------------------------------------------------
A-1                                   2,436,582.42         2,436,582.42             0.00









                                  ----------------------------------------------------------------
Total Certificate Principal Bal.      2,436,582.42         2,436,582.42             0.00
                                  ================================================================

                                               Accelerated
                                                Principal                Ending                               Principal Paid
Senior                                        Distribution             Certificate                              Per $1,000
Certificates                                     Amount                  Balance             Pool Factor       Denomination
------------------------------------------------------------------------------------------
A-1                                           347,151.03             145,000,983.78           76.60499%          14.70665









                                         --------------------------------------------------
Total Certificate Principal Bal.              347,151.03             145,000,983.78
                                         ==================================================

                                                                          Beginning              Beginning
Subordinate                                     Original Certificate     Certificate         Principal Shortfall
Certificates                                           Balance             Balance               Carry-Over
                                                ------------------------------------------------------------------
M-1                                                26,660,000.00         26,660,000.00              0.00
M-1 Outstanding Writedown                                                         0.00

M-2                                                14,663,000.00         14,663,000.00              0.00
M-2 Outstanding Writedown                                                         0.00

B-1                                                13,330,000.00         13,330,000.00              0.00
B-1 Outstanding Writedown                                                         0.00

B-2                                                14,663,000.00         14,663,000.00              0.00
B-2 Outstanding Writedown                                                         0.00

Excess Asset Principal Balance                      7,997,938.14         13,902,274.35
                                                  ----------------------------------------------------------------

Total Excluding Writedown Balances                 77,313,938.14         83,218,274.35              0.00
                                                  ================================================================

All Certificates Excluding Writedown Balances     266,597,938.14        231,002,991.58              0.00

                                                  ================================================================

                                                                                               Ending Principal      Current
Subordinate                                           Current Principal         Current        Shortfall Carry-     Writedown/
Certificates                                                Due             Principal Paid          Over            (Writeup)
                                                   -------------------------------------------------------------------------------
M-1                                                        0.00                 0.00                 0.00              0.00
M-1 Outstanding Writedown                                                                                              0.00

M-2                                                        0.00                 0.00                 0.00              0.00
M-2 Outstanding Writedown                                                                                              0.00

B-1                                                        0.00                 0.00                 0.00              0.00
B-1 Outstanding Writedown                                                                                              0.00

B-2                                                        0.00                 0.00                 0.00              0.00
B-2 Outstanding Writedown                                                                                              0.00

Excess Asset Principal Balance
                                                   -------------------------------------------------------------------------------

Total Excluding Writedown Balances                         0.00                 0.00                 0.00              0.00
                                                   ===============================================================================

All Certificates Excluding Writedown Balances      2,436,582.42         2,436,582.42                 0.00              0.00
                                                   ===============================================================================

                                                             Accelerated
                                                               Principal                 Ending                      Principal Paid
         Subordinate                                         Distribution              Certificate                      $1,000
        Certificates                                            Amount                   Balance        Pool Factor   Denomination
                                                   -------------------------------------------------
M-1                                                                                    26,660,000.00    100.00000%       0.00000
M-1 Outstanding Writedown                                                                       0.00
M-2                                                                                    14,663,000.00    100.00000%       0.00000
M-2 Outstanding Writedown                                                                       0.00

B-1                                                                                    13,330,000.00    100.00000%       0.00000
B-1 Outstanding Writedown                                                                       0.00

B-2                                                                                    14,663,000.00    100.00000%       0.00000
B-2 Outstanding Writedown                                                                       0.00

Excess Asset Principal Balance                               (347,151.03)              14,249,425.38
                                                   -------------------------------------------------

Total Excluding Writedown Balances                           (347,151.03)              83,565,425.38
                                                   =================================================
All Certificates Excluding Writedown Balances                       0.00              228,566,409.16
                                                   =================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                 REPORT DATE:  10/05/2001
OAKWOOD ACCEPTANCE CORP. -  SERVICER                    POOL REPORT # 13
REMITTANCE REPORT
REPORTING MO. MONTH           Sep-01                    Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                  Current                               Interest
                  Pass   Beginning Carry-                       Carry-Over                  Ending      Paid Per
Senior          Through    Over Priority   Current Priority  Priority Interest            Carry-Over      1000        Total Class
Certificates      Rate   Interest Balance  Interest Accrual       Accrual        Paid       Balance   Denomination    Distribution
               --------------------------------------------------------------------------------------------------------------------
A-1             7.7200%         0.00          950,748.35       0.00            950,748.35     0.00      5.02287       3,734,481.80





                       -----------------------------------------------------------------------------                ---------------

Total                           0.00          950,748.35       0.00            950,748.35     0.00                    3,734,481.80
                       =============================================================================                ===============

                                                                        Current                       Ending         Beginning
                        Pass   Beginning Carry-                       Carry-Over      Priority      Carry-Over       Carry-Over
Subordinate           Through    Over Priority   Current Priority  Priority Interest  Interest   Priority Interest   Writedown
Certificates            Rate   Interest Balance  Interest Accured      Accured          Paid         Balance        Int. Balance
                    -------------------------------------------------------------------------------------------------------------
M-1                   8.4900%            0.00       188,619.50       0.00             188,619.50           0.00           0.00

M-2                   8.9000%            0.00       108,750.58       0.00             108,750.58           0.00           0.00

B-1                   9.4200%            0.00       104,640.50       0.00             104,640.50           0.00           0.00

B-2                  10.5000%            0.00       128,301.25       0.00             128,301.25           0.00           0.00

X                                7,217,831.90       637,237.52       0.00                   0.00   7,855,069.42

R                                        0.00             0.00       0.00                   0.00           0.00

Service Fee           1.0000%            0.00       192,502.49       0.00             192,502.49           0.00

Current Trustee Fees                                  4,500.00                          4,500.00

                             -------------------------------------------------------------------------------------------------------
Total                            7,217,831.90     1,364,551.84       0.00             727,314.32   7,855,069.42           0.00
                             =======================================================================================================

All Certificates                 7,217,831.90     2,315,300.19       0.00           1,678,062.67   7,855,069.42           0.00
                             =======================================================================================================

                                           Current                           Ending         Interest
                         Current        Carry-Over                        Carry-Over       Paid Per
Subordinate             Writedown        Writedown       Writedown         Writedown         1000         Total Class
Certificates           Int. Accrued    Int. Accrued    Interest Paid     Int. Balance    Denomination    Distribution
                    --------------------------------------------------------------------------------------------------
M-1                        0.00            0.00               0.00           0.00          7.07500         188,619.50

M-2                        0.00            0.00               0.00           0.00          7.41667         108,750.58


B-1                        0.00            0.00               0.00           0.00          7.85000         104,640.50

B-2                        0.00            0.00               0.00           0.00          8.75000         128,301.25

X                                                                                                                0.00

R                                                                                                                0.00

Service Fee                                                                                                192,502.49

Current Trustee Fees                                                                                         4,500.00

                    --------------------------------------------------------------                    ----------------
Total                      0.00            0.00               0.00           0.00                          727,314.32
                    ==============================================================                    ================

All Certificates           0.00            0.00               0.00           0.00                        4,461,796.12
                    ===============================================================                   ================


                                                 Cumulative X Interest Shortfall                         7,855,069.42
                                                 Cumulative Accelerated Prin. Disb.                     (6,251,607.72)
                                                                                                      ----------------
                                                 Cumulative Losses                                       1,603,461.70
                                                                                                      ================